UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2026

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 Town Square Place, Suite #1203
Jersey City, NJ 07310

(Address of Principal Executive Offices) (Zip code)

+1-347- 2590292

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 5, 2026, GD Culture Group Limited (the “Company”) issued a press release entitled “GD Culture Group Limited Announces Receipt of Preliminary Non-Binding Going Private Proposal at US$10.75 Per Share” announcing that its board of directors (the “Board”) has received a preliminary non-binding going private proposal. A copy of the press release is furnished herewith as Exhibit 99.1.

On May 6, 2026, the Company issued a press release entitled “GD Culture Group Limited Announces Formation of Special Committee to Evaluate Preliminary Non-Binding Going-Private Proposal” that the Board has formed a special committee (the “Special Committee”) consisting of three independent and disinterested directors, Lei Zhang, Yun Zhang, and Shuaiheng Zhang, to consider the previously announced preliminary non-binding going private proposal received by the Board on May 1, 2026. A copy of the press release is furnished herewith as Exhibit 99.2.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press releases attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

The information contained in this Report on Form 8-K of the Company are hereby incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-292934).

Forward-Looking Statements

All statements included in this Current Report on Form 8-K, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement, including (but not limited to): the risk that the board may reject the proposal; the risk that any special committee, if formed, may determine not to pursue the proposal; the risk that the consortium may amend, modify, revise or withdraw the proposal; the risk that no definitive agreement will be executed; the risk that financing may not be obtained; the risk that required regulatory, shareholder or other approvals may not be obtained; changes in market conditions; changes in the Company’s capitalization; and other risks described in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2025, and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release - GD Culture Group Limited Announces Receipt of Preliminary Non-Binding Going Private Proposal at US$10.75 Per Share
99.2	Press Release - GD Culture Group Limited Announces Formation of Special Committee to Evaluate Preliminary Non-Binding Going-Private Proposal
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GD Culture Group Limited

Date: May 6, 2026	By:	/s/ Xiao Jian Wang
	Name:	Xiao Jian Wang
	Title:	Chief Executive Officer, President and Chairman of the Board of Directors

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